                                                                     Exhibit 9.1


                                VOTING AGREEMENT

THIS VOTING AGREEMENT ("Agreement") is made and entered into this 8th day of July, 1999, by and among Marketing Services Group, Inc., a Nevada corporation ("MSGI"), and the undersigned Majority Stockholders of Grizzard Advertising Incorporated, a Texas corporation ("Grizzard").

         On even date herewith, MSGI, GCG Merger Corp., a Delaware corporation ("Merger-Sub"), and Grizzard have entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement generally provides (i) for the merger of Grizzard with and into Merger-Sub (the "Merger") and (ii) for each issued and outstanding share of Grizzard Common Stock to be converted into the right to receive a certain amount of cash and a certain number of shares of MSGI Common Stock. The transactions contemplated by the Merger Agreement are subject to the affirmative vote of a majority of the stockholders of Grizzard, the receipt of certain regulatory approvals and the satisfaction of other conditions set forth in the Merger Agreement.

         In order to induce MSGI to enter into the Merger Agreement, the undersigned Majority Stockholders are entering into this Agreement with MSGI to set forth certain terms and conditions governing the actions to be taken by the undersigned Majority Stockholders with respect to the shares of Grizzard Common Stock owned by each of the Majority Stockholders (collectively, the "Shares") until consummation of the Merger.

         NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

         1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

         2. The number of Shares beneficially owned by each Majority Stockholder is set forth next to his/hers/its name on Exhibit A attached hereto. Except as set forth in Schedule 3.1(p) (Sections VIII and IX), each such Share is fully paid for, non-assessable, and not subject to any lien or encumbrance.

         3. Without the prior written consent of MSGI, the undersigned Majority Stockholders shall not transfer, sell, assign, convey or encumber any of the Shares during the term of this Agreement except to MSGI pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned Majority Stockholders shall not grant to any party any option or right to purchase the Shares or any interest therein or, except as set forth in
Schedule 3.1(p) (Sections VIII and IX), pledge or encumber the Shares. Further, except with respect to the Merger, the undersigned shall


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not approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, reorganization or acquisition.

         4.(a) Each undersigned Majority Stockholder shall vote all of the Shares beneficially owned by such Majority Stockholder (and with respect to which such Majority Stockholder has sole voting power) in favor of the Merger. Each undersigned Majority Stockholder who is a director of Grizzard also shall
(i) recommend that the stockholders of Grizzard approve the Merger when the same is presented to the stockholders for consideration in properly prepared proxy materials, subject only to the undersigneds' legal obligations (if any) as directors of Grizzard, and (ii) use his or her best efforts to effect consummation of the Merger and the other transactions contemplated by the Merger Agreement. Further, each undersigned Majority Stockholder intends to, and shall, surrender the certificate or certificates representing his or her Shares which are beneficially owned by him or her (and with respect to which he or she has sole dispositive power) to MSGI at the Closing of the Merger as described in the Merger Agreement.

         (b) EACH MAJORITY STOCKHOLDER HEREBY APPOINTS MSGI AND ANY DESIGNEE OF MSGI, EACH OF THEM INDIVIDUALLY, SUCH MAJORITY STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT PURSUANT TO THE PROVISIONS OF SECTION 2.29 OF THE TEXAS BUSINESS CORPORATION ACT, WITH FULL POWER OF SUBSTITION AND RESUBSTITUTION, TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO SUCH MAJORITY STOCKHOLDER'S SUBJECT SHARES SOLELY ON THE MERGER AGREEMENT IN ACCORDANCE WITH SECTION 3.a. HEREOF. THIS PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF EACH MAJORITY STOCKHOLDER UNDER THIS AGREEMENT. EACH MAJORITY STOCKHOLDER AFFIRMS THAT THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. EACH MAJORITY STOCKHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUCMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY.

         (c) Each Majority Stockholder represents that any proxies heretofore given in respect of such Majority Stockholder's Shares are not irrevocable and that all such proxies are hereby revoked.

         5. Each undersigned Majority Stockholder acknowledges and agrees that MSGI could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that MSGI, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

         6. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         7. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the later of __________, 1999, or the date upon which Grizzard exercises its right to terminate the Merger Agreement and the transactions contemplated thereby if the Merger is not consummated by such date.

         8. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed under seal and delivered by the undersigned as of the day and year first above written.


         /s/ Lynne Grizzard Crump
         ------------------------------- (SEAL)
         Name:  Lynne Grizzard Crump



         ------------------------------- (SEAL)
         Name:  Randall G. Crump



         ------------------------------- (SEAL)
         Name:  Carol A. Dzvonik


         /s/ Michael D. Dzvonik
         ------------------------------- (SEAL)
         Name:  Michael D. Dzvonik


         /s/ Claude H. Grizzard, Jr.
         ------------------------------- (SEAL)
         Name:  Claude H. Grizzard, Jr.



         ------------------------------- (SEAL)
         Name:  Linda F. Grizzard


         /s/ Claude H. Grizzard, Sr.
         ------------------------------- (SEAL)
         Name: Claude H. Grizzard, Sr.


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         ------------------------------- (SEAL)
         Name:  Claude T. Grizzard, Jr.



         ------------------------------- (SEAL)
         Name:  Elizabeth W. Grizzard


         /s/ Dodd Leon Hackman
         ------------------------------- (SEAL)
         Name:  Dodd Leon Hackman


         /s/ Roger Hackman
         ------------------------------- (SEAL)
         Name:  Roger Hackman


         /s/ Debbi Layfield
         ------------------------------- (SEAL)
         Name:  Debbi Layfield



         ------------------------------- (SEAL)
         Name:  Dawn Leann Hackman




         Trust for the Benefit of The Salvation Army


         ------------------------------------------
         Name:
               ------------------------------------
         Title:
                -----------------------------------


         Trust -for the Benefit of Dawn Leann Hackman


         /s/ Dodd Leon Hackman
         ------------------------------------------
         Name:  Dodd Leon Hackman
               ------------------------------------
         Title: Trustee
                -----------------------------------



         Trust -for the Benefit of Dodd Leon Hackman


         ------------------------------------------
         Name:
               ------------------------------------
         Title:
                -----------------------------------

[Signatures Continued on Next Page]


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ATTEST:  MARKETING SERVICES GROUP, INC.


By:                                     By: /s/ Jeremy Barbera
   ---------------------------------        ---------------------------------
     Secretary                              Name:  Jeremy Barbera
                                            Title:  President and Chief
                                                      Executive Officer

[Corporate Seal]

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                                   EXHIBIT A


Majority Stockholders                        Shares Beneficially Owned
---------------------                        -------------------------

Lynne Grizzard Crump                                   10129

Randall G. Crump                                        3000

Carol A. Dzvonik                                        3210

Michael D. Dzvonik                                      7410

Claude H. Grizzard, Jr., (Chip) Grizzard, Jr.       14246.71

Linda F. Grizzard                                       3444

Claude H. Grizzard, Sr.                             27188.48

Claude T. Grizzard, Jr.                                  800

Elizabeth W. Grizzard                                    953

Dodd Leon Hackman                                       2800

Roger Hackman                                        7459.43

Debbie Layfield                                      9547.39

Dawn Hackman                                             500

The Salvation Army, c/o Ray Marchman                12413.56

Dawn Leann Hackman, Trustee                          6013.06

Dodd Leon Hackman, Trustee                           6013.06